Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Azio AI Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Azio AI Corporation (the Company) as of December 31, 2025, and the related statement of income, stockholders’ equity, and cash flows for the period from inception (October 7, 2025) through December 31, 2025, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from inception (October 7, 2025) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2026.

Diamond Bar, California

September 15, 2026

AZIO AI CORPORATION
BALANCE SHEET
DECEMBER 31, 2025

ASSETS
Current assets
Cash	$1,000
Total current assets	1,000
TOTAL ASSETS	$1,000

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$21,055
Accrued expenses, related party	8,867
Loan from related party	1,000
Due to related parties	23,723
Income tax payable	800
Total current liabilities	55,445
TOTAL LIABILITIES	55,445

COMMITMENTS AND CONTINGENCIES (NOTE 6)

Shareholder's Deficit
Preferred stock, 10,000,000 shares authorized, $0.00001 par value per share, none issued and outstanding as of December 31, 2025	-
Common stock, 100,000,000 shares authorized, $0.00001 par value per share, 10,000,000 shares issued and outstanding as of December 31, 2025	100
Additional paid-in-capital	-
Accumulated deficit	(54,545)
TOTAL SHAREHOLDER’S DEFICIT	(54,445)
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT	$1,000

*Adjusted for par value change and 1,000-for-1 forward stock split. Refer Note 3 for details.

The accompanying notes are an integral part of these financial statements.

AZIO AI CORPORATION
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Operating Expenses
General and administrative expenses	$48,034
Sales and marketing expenses	5,611
Loss before provision for income taxes	$(53,645)

Provision for income taxes	(800)

Net loss	$(54,445)

Weighted average common stock outstanding, basic and diluted	10,000,000
Net loss per common share, basic and diluted	$(0.01)

The accompanying notes are an integral part of these financial statements.

AZIO AI CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Preferred Stock		Common Stock		Additional paid- in-capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount	Shares	Amount
Balance, October 7, 2025 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of common stock*	-	-	10,000,000	100	(100)	-	-
Net loss	-	-	-	-	-	(54,445)	(54,445)
Reclassification of negative additional paid-in capital	-	-	-	-	100	(100)	-
Balance, December 31, 2025	-	$-	10,000,000	$100	$-	$(54,545)	$(54,445)

*Adjusted for par value change and 1,000-for-1 forward stock split. Refer Note 3 for details.

The accompanying notes are an integral part of these financial statements.

AZIO AI CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Cash flows used in operating activities
Net loss	$(54,445)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	21,055
Accrued expenses, related party	8,867
Income tax payable	800
Net cash used in operating activities	(23,723)

Cash flows from financing activities
Proceeds from related party advances	1,000
Due to related parties	23,723
Net Cash provided by financing activities	24,723

Net change in cash	1,000
Cash, beginning of period	-
Cash, end of period	$1,000

Supplemental disclosure of cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Note 1 — Description of Organization and Business Operation

Azio AI Corporation (“Azio AI” or the “Company”), a Delaware corporation, was incorporated on October 7, 2025, and is a supplier, distributor and integrator of artificial intelligence graphics processing units (AI GPUs), AI infrastructure solutions, and digital-asset mining infrastructure solutions. The Company’s offerings include OEM server modules that consist of AI GPUs, immersion-cooled and hydro-cooled Bitcoin mining hardware and related consumables, transformers and electrical power-distribution equipment, containerized and modular systems, satellite connectivity equipment and services, and other supporting infrastructure solutions. In addition to equipment supply, the Company coordinates site preparation, installation, testing, commissioning, and related services required to deploy customer AI compute and mining operations. Through December 31, 2025, the Company was in its start-up stage, had devoted substantially all of its efforts to organizational and infrastructure-development activities, and had not commenced revenue-generating operations.

Note 2 — Liquidity and Capital Resources

The Company reported a net loss of $54,445 for the period from October 7, 2025 (inception) through December 31, 2025. As of December 31, 2025, the Company had an aggregate cash balance of $1,000 and accumulated deficit of $54,545.

In July 2026, the Company entered into a merger agreement with Envirotech Vehicles, Inc. (“EVTV”), pursuant to which the companies will combine through a two-step merger transaction. Upon completion of the transaction, Azio AI’s business and operations will be held within a wholly owned subsidiary of EVTV, and EVTV will remain the publicly traded parent company of the combined organization. While the merger is expected to strengthen the Company’s long-term strategic and operational position, the transaction is not expected to provide sufficient near-term liquidity to fund the Company’s operating requirements for the twelve months following the issuance of these financial statements. The Company will continue to require additional capital prior to and following the merger closing to support ongoing operations.

Management is actively pursuing additional financing arrangements to address these liquidity needs and currently expects to obtain additional capital through equity financing. The Company’s future capital requirements will depend on a number of factors, including the timing and completion of the proposed merger transaction and the level of resources required to support planned operations. However, there can be no assurance that additional financing will be available on acceptable terms, or at all. If the Company is unable to obtain additional capital when needed, it may be required to delay, reduce, or eliminate certain operating activities and strategic initiatives.

As a result of the Company’s recurring operating losses, limited cash resources, and need for additional financing to fund its operations and capital requirements, substantial doubt exists regarding the Company’s ability to continue as a going concern through the twelve months from the date these financial statements are issued. Management’s plans to mitigate these conditions include raising additional capital and completing the proposed merger with EVTV; however, these plans have not alleviated the substantial doubt as there can be no assurance they will be successfully implemented or that sufficient funding will be obtained.

These financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), expressed in U.S. dollars. The accompanying financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the period presented in accordance with U.S. GAAP. References to U.S. GAAP issued by the Financial Accounting Standards Board (“FASB”) in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”). The financial statements have been prepared assuming the Company will continue as a going concern.

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Forward stock split

The Company amended its Certificate of Incorporation to increase the authorized common shares from 10,000 to 100,000,000 and reduce the par value from $0.0001 to $0.00001 per share. The amendment also authorized 10,000,000 shares of preferred stock, which had not previously been authorized.

In connection with the amendment, on February 10, 2026, the Company effected a forward split of its issued and outstanding shares of common stock at a ratio of 1,000-for-1. As a result of the forward stock split, each issued and outstanding share of the Company’s common stock prior to the effective time of the forward stock split are split into 1,000 shares of common stock and the total number of issued and outstanding shares of common stock increases from 10,000 shares to 10,000,000 shares.

While the par value change and forward stock split occurred subsequent to the period ended December 31, 2025, all common stock and preferred stock share quantities, prices, and par values contained in these financial statements and accompanying notes have been adjusted to reflect the impact of the par value change and forward stock split as though it had occurred in all periods presented. Accordingly, an amount equal to the par value of the increased shares resulting from the par value change and forward stock split was reclassified from additional paid-in-capital to common stock.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates.

Segment Information

The Company identifies operating segments as components of the enterprise for which discrete financial information is available and is regularly reviewed by the chief operating decision maker (“CODM”) to allocate resources and assess performance. The Company operates as a single operating and reportable segment. See Note 8 — Segment Reporting for further information.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2025, there was a cash balance of $1,000. The Company did not have any cash equivalents as of December 31, 2025.

Credit Risk and Major Customers/Supplier Concentration

Financial instruments potentially subject the Company to credit risk concentrations consisting of cash. The Company maintains all its cash in commercial depository accounts, insured by the Federal Deposit Insurance Corporation. At times, cash deposits may exceed federally insured limits. Any loss incurred or lack of access to such funds could have an adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value Measurements

The Company accounts for certain assets and liabilities at fair value in accordance with ASC 820, Fair Value Measurement. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

ASC 820 establishes a three-level hierarchy for fair value measurements based on the transparency of inputs used in the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets or inputs that are observable for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs supported by little or no market activity and reflecting the Company’s own assumptions about the assumptions market participants would use.

The carrying amounts of cash, accounts payable and income tax payable approximate fair value due to their short-term nature. As of December 31, 2025, the Company did not have any assets or liabilities measured at fair value on a recurring basis.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common stock that would have been outstanding if the potential common stock equivalents had been issued and if the additional common stock were dilutive.

For the period from October 7, 2025 (inception) through December 31, 2025, the Company’s diluted weighted-average common stock outstanding is equal to the basic weighted-average common stock, as there were no potentially dilutive securities currently issued and outstanding during the period.

For the period from October 7, 2025 (inception) through December 31, 2025
Net loss	$(54,445)
Weighted-average number of common shares outstanding – Basic and diluted	10,000,000
Basic and diluted loss per share	$(0.01)

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Recent Accounting Pronouncements:

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses (“DISE”)” (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and disclosures.

There are no new recently issued accounting standards that will have a material impact on the Company’s financial statements. The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Recent Accounting Standards Adopted by the Company

ASU 2023-09: In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires entities to expand their existing income tax disclosures, specifically related to the rate reconciliation and income taxes paid. The standard is effective for the Company beginning in fiscal year 2025. The Company adopted the standard from the incorporation date. Refer to Note 7—Income Taxes for additional information.

Note 4 — Related party transactions

Loan from related party

During the period ended December 31, 2025, a member of the Company’s Board of Directors, advanced $1,000 to the Company. As of December 31, 2025, the outstanding balance due to the director was $1,000. The advance was non-interest bearing, unsecured, and payable on demand.

Due to related parties

During the period ended December 31, 2025, directors of the company made payments on behalf of the Company totaling $23,723. As of December 31, 2025, the outstanding balance due to the directors was $23,723.

Accrued expenses, related party

As of December 31, 2025, accrued expenses payable to related party was $8,867. Accrued expenses, related party include obligations for goods and services received but not yet invoiced or paid as of the reporting date.

Note 5 — Equity

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at par value $0.00001 each. At December 31, 2025, there were 10,000,000 shares of common stock issued and outstanding.

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Voting

Holders of common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Holders may vote either in person or by proxy. Except as otherwise required by law or as provided in the Certificate of Incorporation, each share of common stock carries identical voting rights.

Dividends

Subject to the preferential rights of any outstanding preferred stock, holders of common stock are entitled to receive such cash dividends as may be declared by the Board of Directors from time to time out of funds legally available therefore. The Board of Directors may also declare stock dividends or other distributions payable in shares of common stock.

Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share ratably in the net assets of the Company available for distribution to shareholders after payment of all liabilities and satisfaction of any preferential rights of holders of preferred stock.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock at par value $0.00001 each. At December 31, 2025, there were no shares of preferred stock issued and outstanding.

Voting

The voting powers, if any, of any series of preferred stock shall be determined by the Board of Directors at the time such series is designated. The Board of Directors may determine whether the voting powers are full, limited or otherwise restricted. Except as otherwise required by law or provided in the applicable certificate of designation, holders of preferred stock shall have such voting rights as established for the respective series.

Dividends

The Board of Directors may determine whether dividends on any series of preferred stock shall be cumulative or non-cumulative, the dividend rate or rates applicable to such series, and the dates and preferences of dividend payments. Any dividend rights of a series of preferred stock shall have such priority over other classes of capital stock as established by the Board of Directors.

Liquidation

Upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of any series of preferred stock shall be entitled to receive such liquidation preferences and distributions as may be fixed by the Board of Directors for such series prior to any distribution to holders of common stock, unless otherwise provided in the applicable certificate of designation.

Conversion

The Board of Directors may provide that shares of any series of preferred stock are convertible into or exchangeable for shares of common stock, another class or series of capital stock, or other securities of the Company or any other entity. The terms, conditions, rates and other determinants of such conversion or exchange shall be established by the Board of Directors at the time of designation of the applicable series.

Redemption

The Board of Directors may establish redemption provisions applicable to any series of preferred stock, including the redemption price or prices to be paid and the terms and conditions under which such shares may be redeemed.

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Other Rights and Preferences

The Board of Directors is authorized, without further shareholder approval, to determine the number of shares constituting each series of preferred stock and to fix any additional rights, preferences, privileges, qualifications, limitations, restrictions, participation rights, optional rights, subscription rights, sinking fund provisions and other designations applicable to such series.

As of December 31, 2025, no shares of preferred stock were issued or outstanding.

Note 6— Commitments and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

Note 7 — Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

The provision for income taxes consisted of the following:

For the period from October 7, 2025 (inception) to December 31, 2025,
Current income tax expense:
Federal	$-
State	800
Total current income tax expense	800

Deferred income tax expense:
Federal	-
State	-
Total deferred income tax expense	-

Provision for income taxes	$800

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

The reconciliation of taxes at the federal statutory rate to our provision for (benefit from) income taxes and rate reconciliation for the period from October 7, 2025 (inception) through December 31, 2025, was as follows:

	For the period from October 7, 2025 (inception) through December 31, 2025.
	Amount	Percentage
U.S. federal statutory tax rate	(11,266)	21.00%
State taxes, net of federal benefit	(3,170)	5.91
Changes in valuation allowances	15,236	(28.40)
Provision for income taxes	$800	(1.49)%

Cash paid for income taxes, net of refunds, during the period from October 7, 2025 (inception) through December 31, 2025, was as follows:

For the period from October 7, 2025 (inception) through December 31, 2025
Federal	$-
State	-
Foreign	-
Total cash paid for income taxes, net of refunds	$-

Deferred income tax reflects the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The categories that give rise to significant components of the deferred tax assets as of December 31, 2025, are as follows:

As of December 31, 2025
Deferred tax assets:
Net operating loss carryforwards	$15,236
Total deferred tax assets	15,236
Less: valuation allowance	(15,236)
Total deferred tax assets, net of valuation allowance	-
Net deferred tax assets (liabilities)	$-

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that the deferred tax assets will not be realized. Due to such uncertainties surrounding the realization of the deferred tax assets, the Company maintains a valuation allowance of $15,236 against its deferred tax assets as of December 31, 2025. Realization of the deferred tax assets will be primarily dependent upon the Company’s ability to generate sufficient taxable income prior to the expiration of its net operating losses.

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

The Company had a federal net operating loss carryforward of $54,445 as on December 31, 2025, which can be carried forward indefinitely. While these federal NOLs do not expire, the Tax Cuts & Jobs Act of 2017 limits the amount of federal net operating loss utilized each year after December 31, 2017, to 80% of taxable income. As of December 31, 2025, the Company has a state net operating loss carryforward of approximately $54,445. The state NOLs generated have various expiration rules and dates with the first amount of NOLs expiring in 2032.

The Company is subject to taxation in U.S. federal and state tax jurisdictions. All of the Company’s tax years will remain open for three years for examination by the federal and state tax authorities from the date of utilization of net operating loss. There are no active tax compliance audits as of December 31, 2025.

In accordance with ASC 740, Income Taxes, specifically related to uncertain tax positions, the Company is required to use a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company has determined that its income tax filing positions and deductions are more likely than not to be sustained upon examination, and accordingly, no reserves or related accruals for interest and penalties have been recorded as of December 31, 2025.

The Company believes that no material amount of the liabilities for uncertain tax positions are expected to reverse within 12 months of December 31, 2025.

As of December 31, 2025, the Company had not made any payments for federal or state income taxes.

Note 8 — Segment Reporting

The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses net loss as the primary measure to manage the business. As the Company is in the start-up phase, the CODM reviews general and administrative and sales and marketing expenses as a key component of operating results and cash usage to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (i.e., less than a year). The CODM does not segment the business for internal reporting or decision making.

Net loss is also used to monitor budget versus actual results, and actual results compared against budget are used in assessing segment performance and establishing management compensation.

Significant segment expenses that are regularly provided to the CODM and included within the reported measure of segment profit or loss are sales and marketing and general and administrative expenses. The statement of operations reflects these significant segment expenses and other segment items for the period ended December 31, 2025.

The measure of segment assets is total assets, as reported on the balance sheet as of December 31, 2025.

The Company currently operates exclusively within the United States and has not commenced its operations.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through September 15, 2026, the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

AZIO AI CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 7, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Merger with Envirotech Vehicles

In July 2026, Azio AI entered into a merger agreement with Envirotech Vehicles, Inc. (“EVTV”), pursuant to which the companies combined through a two-step merger transaction. Upon completion of the transaction, Azio AI’s business and operations are being held within a wholly owned subsidiary of EVTV, and EVTV remained the publicly traded parent company of the combined organization. As consideration, holders of Azio AI common stock received an aggregate of 2,460,351 shares of EVTV common stock, subject to certain adjustments and limitations, and 973,450 shares of EVTV Series A Non-Voting Convertible preferred stock. Each preferred share is convertible into 100 shares of EVTV common stock, subject to shareholder approval and other applicable requirements. As a result, Azio AI shareholders received a minority voting interest at closing through the issuance of EVTV common stock, with a significant portion of the economic consideration represented by the non-voting convertible preferred stock.

Forward stock split

On February 10, 2026, the Company's Board of Directors and shareholders approved (i) a decrease in the par value of the Company's common stock from $0.0001 per share to $0.00001 per share (the “Par Value Change”), (ii) an increase in the authorized common shares from 10,000 shares to 100,000,000 shares and the authorization of 10,000,000 shares of preferred stock (the “Share Increase”), and (iii) a 1,000-for-1 forward stock split whereby each issued and outstanding share of common stock was exchanged for 1,000 shares of common stock (the “Forward Stock Split”, collectively with par value change and share increase referred as the “Recapitalization”). As of February 10, 2026, the Recapitalization are complete and effectuated. All share information included in the financial statements and notes thereto have been adjusted for the Recapitalization as if such Par Value Change, Forward Stock Split and Share Increase occurred on the first day of the first period presented. Refer Note 3 for additional information.